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                                                                    Exhibit 10.1

                               PURCHASE AGREEMENT

     This is a Purchase Agreement ("Agreement") between the following parties:

NAME                                   ADDRESS                              DESIGNATION
----                                   -------                              -----------
Community Shores Bank,                 1030 West Norton Avenue                "Buyer"
a Michigan banking corporation         Muskegon, Michigan 49441

Baumgardner-Hogan Real Estate, LLC,    7400 New La Grange Road, Suite 404     "Seller"
a Kentucky limited liability company   Louisville, Kentucky 40222-4870

                             STATEMENT OF AGREEMENT

     For their mutual convenience and protection, and in consideration of their mutual covenants and benefits contained in this Agreement, the parties agree as follows:

     1. Effective Date. This Agreement shall be effective as of the date of the execution hereof by the Seller as set forth in Paragraph 20 ("Effective Date").

     2. Offer to Purchase. Buyer offers to purchase and Seller agrees to sell the real property in the City of Muskegon, Muskegon County, Michigan, legally described as set forth below. Said property together with all buildings, improvements, easements, division rights, hereditaments and appurtenances situated on or associated with the land is collectively referred to herein as the "Premises." The Premises is described as:

          Lots 43-48, inclusive, Shady Park, as recorded in Liber 9 of Plats, Page 54, Muskegon County Records, situated in the County of Muskegon, State of Michigan.

     3. Purchase Price. The Purchase Price for the Premises shall be Six Hundred Seventy Five Thousand Dollars ($675,000.00).

     4. Payment of Purchase Price. The Buyer shall pay the full Purchase Price in cash or cash equivalent to the Seller upon execution and delivery of a Warranty Deed and performance by Seller of the closing obligations specified in this Agreement.

     5. Earnest Deposit. Upon Seller's acceptance of this offer, Buyer shall deposit with Transnation Title Insurance Company ("Transnation") an amount of Five Thousand Dollars ($5,000.00) ("Earnest Deposit"), evidencing Buyer's good faith, to be held by Transnation, and applied to the purchase price upon closing of the transaction contemplated herein. If the purchase/sale does not close for any reason other than default of Buyer, this deposit shall promptly be refunded in full to Buyer upon Buyer's notice as described in Paragraph 9 below. Upon satisfaction of paragraph 10, Restrictive Covenant Contingency, Buyer shall deposit an additional Twenty Thousand Dollars ($20,000.00) as an additional earnest deposit.
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     6. Title Insurance. After Effective Date, Buyer shall obtain a commitment for an owner's policy of title insurance without exceptions and in the amount of the Purchase Price. At the time of closing, such title commitment shall be updated through the date of closing and shall be marked up to show Buyer as the fee title holder. The title commitment and title policy shall be without standard exceptions, effective as of the date of closing, and shall include endorsements as Buyer may require. The Seller shall pay for the cost of the title policy and title commitment, except that Buyer shall pay any costs to provide endorsements.

     7. Access. From and after the Effective Date, at Buyer's expense, Buyer may conduct such feasibility studies, due diligence, evaluations, and information gathering regarding the Premises as Buyer shall determine. Subject to the foregoing, Buyer and Buyer's agents, employees, and designees may enter upon the Premises for the purpose of inspecting, making surveys, and soil tests, obtaining topographical information and completing other similar preliminary development work. Buyer shall promptly repair any damage to the Premises which may be caused by Buyer or its representatives while on the Premises and Buyer shall hold Seller harmless from any liability related to entry of Premises by Buyer or Buyer's agents for purposes described in this Paragraph 7. Notwithstanding the foregoing, Buyer's access to the property and any due diligence associated therewith shall not commence until the restrictive covenant contingency has been satisfied.

     8. Terms and Conditions of Purchase. Purchase shall be subject to the following terms and conditions:

     (a) Within ten (10) days of execution, Seller shall provide, in a form satisfactory to Buyer, verification of the ownership entity holding title to Premises and an executed resolution or other documentation authorizing the signator in Paragraph 20 below to enter into this Agreement and proceed to the sale of Premises.

     (b) Seller agrees to cooperate with Buyer in the obtaining of any governmental approvals that may be needed including, but not limited to, site plan approval and zoning.

     (c) Buyer may assign its interest in this Agreement at its sole discretion.

     (d)  After closing, Buyer shall have the immediate right to possession.

     9. Contingencies of Purchase. Purchase shall be subject to and contingent upon the meeting of the following contingencies to Buyer's sole satisfaction and at Buyer's sole cost on or before the date of closing:

     (a) Satisfactory review by Buyer of all conditions relating to the Premises including, but not limited to, the following: environmental, engineering, ALTA survey, zoning, soil borings, and wetlands.


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     (b)  Satisfactory review by Buyer of title commitment and all easements and restrictions of record.

     (c) Satisfactory review and completion of all governmental approvals that may be required for the Buyer to construct a banking facility upon the subject Premises.

     (d) Approval by Community Shores Bank Board of Directors of purchase of Premises.

Buyer and its representatives and consultants shall, subject to the terms of this Agreement, have the right for a period of ninety (90) days from and after the satisfaction of the restrictive covenant contingency as set forth in Paragraph 10 hereof (the "Inspection Period") to perform such tasks as Buyer deems reasonably necessary related to diligent review of the Premises, subject to the other terms and provisions of this Agreement. On or before expiration of the Inspection Period, as may be extended, Buyer may provide written notice to Seller that Buyer elects to proceed with closing hereunder ("Notice to Proceed") or, in the alternative, Buyer may notify Seller that contingencies of closing cannot be met to Buyer's satisfaction ("Notice to Withdraw"). Upon Seller's receipt of Notice to Withdraw, which shall be issued during Inspection Period for any reason in Buyer's sole discretion, Earnest Deposit shall be refunded in full to Buyer and neither Buyer nor Seller shall have any further obligation to terms and conditions of this Purchase Agreement.

     10. Restrictive Covenant Contingency. The parties acknowledge that the subject property is restricted by certain covenants that restrict the use of the property to residential usage. The parties further acknowledge that the Buyer's intended use of the property is for commercial purposes in order to establish a banking facility upon the property. The parties further acknowledge that judicial action will be required in order to remove the residential restrictive covenants and that there is no guarantee of success in that regard. Therefore, Buyer and Seller agree as follows:

     (a) Upon execution of this Purchase Agreement, the Buyer shall proceed to retain legal counsel to pursue a declaratory lawsuit in the Circuit Court for the County of Muskegon, State of Michigan, to seek judicial relief, relieving the property from the residential covenants and permitting the usage of the property to include the establishment of a banking facility.

     (b) The costs and attorney fees of the aforesaid litigation will be at the sole expense of the Buyer.

     (c) The Buyer shall have six (6) months from the date of execution of this Purchase Agreement to complete the aforesaid litigation, provided that if the Buyer is successful and the Defendants appeal Circuit Court decision, then this Agreement shall be extended throughout the term of the appeal. Notwithstanding the foregoing, in the event the Circuit Court adjourns a trial date or other hearing on its own volition that extends the time for trial beyond the six (6) month date as


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          aforesaid, then the Buyer shall have until the adjourned date set by the Court to complete the litigation.

     (d) The Buyer agrees to close this transaction within ninety (90) days of the entry of a judgment in favor of the Buyer or within ninety (90) days of the entry of a favorable appellate decision if an appeal is filed by the Defendants. The aforesaid 90-day period may be extended by Buyer if the due diligence time periods otherwise set forth in this Agreement result in such an extension of time.

     (e) In the event the decision of the Circuit Court is unfavorable to the Buyer, then this Purchase Agreement shall terminate upon entry of such judgment and Buyer shall be entitled to the return of any and all earnest money.

     (f) Seller agrees that Seller shall cooperate in good faith with Buyer throughout the anticipated court proceedings and accommodate the Buyer should Seller or Seller's agents be deemed necessary to act as witnesses or should Seller possess evidentiary materials in its records that would assist Buyer in the prosecution of the aforesaid suit.

     (g) Buyer's obligation to close with Seller upon completion of the above lawsuit with a favorable judgment shall additionally be contingent upon the other provisions in this Agreement requiring Buyer's satisfaction.

     (h) Seller's representations and warranties, except title, shall not survive the closing.

     11. Payment of Commission. No brokerage commissions shall be due or payable by Seller related to this transaction unless Seller has previously listed the Premises and is obligated to pay a commission and if such is the case, then the commission will be split between Seller's broker and the firm of Colburn Hundley pursuant to customary procedures within Western Michigan.

     12. Taxes and Special Assessments. Taxes and assessments delinquent for years prior to closing shall be paid in full by Seller. Additionally, Seller shall pay the balance of any existing assessments as of closing. Real estate taxes billed in the year of closing shall be pro rated on a calendar year basis with Buyer assuming all taxes after date of closing and Seller paying all such taxes through date of closing. Pro rations shall be based upon the last known taxable value and last known mileage rates.

     13. Warranties of Seller. Except as otherwise provided or acknowledged in this Agreement, Seller represents and warrants to and agrees with Buyer as follows:

     (a) Seller's interest in the Premises shall be transferred to Buyer on the closing date, free from liens, encumbrances and claims of others including tenants, if any.


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     (b)  The performance of the obligations of the Seller under this Agreement will not violate any contract, indenture, statute, ordinance, judicial or administrative order of judgment applicable to Seller of the Premises.

     (c) There is no claim, dispute, litigation or proceeding pending, or to the Seller's knowledge threatened against or involving the Seller or the Premises and the Seller does not know of or have reason to know of any ground for any such litigation or proceeding which could have an adverse impact on Buyer or Buyer's title to and use of the Premises before or after closing.

     (d) Seller shall continue to maintain the Premises in a state of good condition and repair during the interim between the signing of this Agreement and the closing date.

     (e) Seller is without the personal knowledge as to the presence on the Premises of any toxic or hazardous substances or of any underground storage tanks.

     (f) There are no pending or threatened condemnation proceedings against the whole or any part of the Premises.

     (g) Seller, through the person(s) executing this Agreement, has full power and authority to enter into this Agreement and to assume and perform all the obligations under this Agreement.

     (h) There are no agreements, contracts, or leases, written or oral, which affect the Premises in any manner other than this Agreement, any agreements disclosed by the title commitment, and any agreements or leases which will be terminated prior to closing.

     14. Warranties of Buyer. Except as otherwise provided or acknowledged in this Agreement, Buyer represents and warrants to and agrees with Seller as follows:

     (a) The performance of the obligations of Buyer under this Agreement will not violate any contract, indenture, statute, ordinance, judicial or administrative court order or judgment applicable to Buyer.

     (b) There is no litigation or proceeding pending, or to the Buyer's knowledge threatened, against or involving the Buyer, and the Buyer does not know or have reason to know of any grounds for any such litigation or proceeding which could have an adverse impact on Seller or Seller's interest in this Agreement.

     (c) In entering into this Agreement, Buyer has not relied upon any written or verbal representations of Seller regarding the Premises or any aspect of this transaction which are not expressly set forth in this Agreement.


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     15. Closing and Possession. Buyer may provide the Notice to Proceed to
Seller on or before the expiration of the Inspection Period. If Buyer shall fail to provide the Notice to Proceed within the Inspection Period, this agreement shall terminate, and neither party shall have any further obligation to the other. If Buyer shall provide a Notice to Proceed, the delivery of such Notice shall be deemed a waiver of all contingencies of Buyer herein and the parties shall proceed to closing, which shall occur not later than fifteen (15) days after delivery of Notice to Proceed. Conveyance shall be by Warranty Deed in a form satisfactory to Buyer including Seller's provision of all splits available under the Land Division Act. Seller shall deliver possession of the Premises to the Buyer at the closing.

     16. Default. If the Buyer defaults on the terms and conditions of this Agreement and Seller is not in default, the Seller shall be entitled to retain Earnest Deposit as liquidated damages and as its sole remedy. If Seller defaults under this Agreement, Buyer shall be entitled to the prompt return of Earnest Deposit and Buyer may pursue Buyer's legal and/or equitable remedies, including specific performance, against Seller.

     17. Costs of Closing. The Seller agrees to pay for the following closing costs: revenue stamps or other real estate transfer taxes, the recording of any documents necessary to clear the title, and one-half of all closing fees charged by Transnation. The Buyer shall pay any costs for any pre-purchase inspections of the Premises, recording of the deed, and one-half of all closing fees charged by Transnation. Notwithstanding the foregoing, however, each party shall be responsible to pay its own attorney fees in connection herewith.

     18. Provision of Site Information. Within ten (10) days of Seller's execution of this Agreement, Seller shall provide to Buyer copies of any site diligence, studies or information in its possession or available to it concerning Premises including, but not limited to, environmental assessments, surveys, title insurance, soil borings, and wetlands reviews. All information described in this paragraph shall be returned to Seller in the event Buyer does not proceed to closing of its purchase of Premises.

     19. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. This Agreement sets forth the entire agreement between the parties and may not be amended, modified, altered or changed except in writing signed by both parties. No provision of this Agreement shall be interpreted for or against any party because that party or that party's attorney drafted the provision. This Agreement shall be governed by and construed according to the laws of the State of Michigan. All representations and warranties made in this Agreement shall survive the closing. All notices and other communications to be given or made hereunder shall be in writing and deemed given only if sent by registered or certified U.S. mail, return receipt requested, postage prepaid, or by overnight delivery service to the parties at their addresses as set forth on page one of this Agreement. All such notices or other communications shall be deemed to be given on the date when mailed. Either party may change the address to which notices and communications to it are to be sent by giving notice of any such change of address in the manner heretofore prescribed. This Agreement may be executed in counterparts or via facsimile and each counterpart and facsimile hereof shall be effective as an original of this Agreement.


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     20. Deadline. The offer represented by this Agreement shall remain open only until 5:00 p.m. on October 24, 2005. If the Seller has not executed and delivered an original copy of this Agreement to the Buyer at or before such time, this Agreement shall terminate and neither party shall have any obligation to the other related thereto. This offer to purchase is dated this 10th day of October 2005.

                                        BUYER:

                                        COMMUNITY SHORES BANK,
                                        a Michigan banking corporation


                                        By /s/ Heather D. Brolick
                                           -------------------------------------
                                           Heather D. Brolick
                                           Its President

     21. Acceptance. This above offer is hereby accepted as written, and as modified, on this 24 day of October, 2005 ("Effective Date").

                                        SELLER:

                                        BAUMGARDNER-HOGAN REAL
                                        ESTATE, LLC, a Kentucky limited
                                        liability company


                                        By /s/ Larry Baumgardner
                                           -------------------------------------
                                           Larry Baumgardner

                                        Its
                                            ------------------------------------
                                            Member

Buyer shall have until 5:00 p.m. on November 1, 2005 to accept the changes made in paragraphs 3,5, & 10.

Baumgardner-Hogan Real Estate, LLC

By: Larry Baumgardner, Member

Initialed and accepted as modified on October 31, 2005.

Community Shores Bank
A Michigan banking corporation


By: Heather D. Brolick
    ---------------------------------
    Heather D. Brolick
    Its President


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